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                                STATE OF ARKANSAS

                                [STATE INSIGNIA]

                               SECRETARY OF STATE

                               W.J. "Bill" McCuen

                               Secretary of State

To All to Whom These Presents Shall Come, Greetings:

     J. Bill McCuen, Secretary of State of the State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of


                            ARTICLES OF INCORPORATION


                                       OF


                          SYRATECH HOLDING CORPORATION


                            ORIGINAL ARTICLES FILED:
                                DECEMBER 27, 1993


[SEAL] In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at office in the City of Little Rock, this 27th day of DECEMBER 1993


                                                 /s/ Bill McCuen
                                            ------------------------------------
                                                              Secretary of State

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                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF

                          SYRATECH HOLDING CORPORATION

          The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Arkansas Business Corporation Act.

          FIRST: The corporate name for the corporation (hereinafter called the "corporation") is

                          SYRATECH HOLDING CORPORATION

          SECOND: The number of shares the corporation is authorized to issue is One Thousand (1,000), all of which are of a par value of One Dollar ($1.00) each and are of the same class and are to be Common Shares.

          THIRD: The street address of the initial registered office of the corporation in the State of Arkansas is One Riverfront Place, 8th Floor, North Little Rock, Arkansas 72114.

          The name of the initial registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Arkansas.
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          FOURTH: The name and the address of the incorporator are:

      NAME                                  ADDRESS
      ----                                  -------
James L. Purcell                   1285 Avenue of the Americas
                                   New York, New York 10019-6064

          FIFTH: The primary purposes for which the corporation is organized, which shall include the authority of the corporation to engage in any lawful business, are as follows:

          To hold the shares of capital stock of certain operating and other subsidiaries of Syratech Corporation, a Delaware corporation.

          To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares,
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     merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

          To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease,
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     purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

          To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

               (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;
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               (b) letters patent, patent rights, patented processes,
          copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

               (c) franchises, licenses, grants, and concessions.

          To have all of the general powers granted to corporations organized under the laws of the State of Arkansas whether granted by specific statutory authority or by construction of law.

          The foregoing clauses shall be construed as powers as well as purposes. The enumeration herein of specific purposes and powers shall not be held to limit or restrict in any way the general purposes and powers of the corporation. The matters specified in any clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, but the purposes and powers
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specified in each of the clauses of this Article shall be regarded as independent purposes and powers.

          SIXTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation; whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

          SEVENTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Arkansas Business
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Corporation Act, as the same may be amended and supplemented.

          EIGHTH: The corporation shall, to the fullest extent permitted by the provisions of the Arkansas Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of, such a person.

          NINTH: The duration of the corporation shall be perpetual.

Signed on December 22, 1993.


                                                      /s/ James L. Purcell
                                                  ------------------------------
                                                  James L. Purcell, Incorporator